Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unit Corporation Employees' Thrift Plan

We consent to the incorporation by reference in this Registration Statement (No. 33-53542, 333-137857 and 333-208394) on Form S-8 of Unit Corporation of our report dated June 18, 2019, relating to the financial statements and supplemental schedules of The Unit Corporations Employees' Thrift Plan, which appears in the Annual Report on Form 11-K of The Unit Corporation Employees Thrift Plan for the year ended December 31, 2018.

/s/ Hogan Taylor LLP

Hogan Taylor LLP
Tulsa, Oklahoma
June 18, 2019